Exhibit 99.1

LONE PINE RESOURCES INC. SUITE 1100, 640 - 5TH AVENUE SW CALGARY, ALBERTA T2P 3G4

News Release

Lone Pine Resources Receives Continued Listing Standards Notice

from the New York Stock Exchange

CALGARY, ALBERTA, May 28, 2013 — Lone Pine Resources Inc. (“Lone Pine” or the “Company”) (NYSE, TSX: LPR) today announced that the Company has received a continued listing standards notice from the New York Stock Exchange (the “NYSE”) because the average closing price of the Company’s common stock was less than $1.00 per share over a period of 30 consecutive trading days.

In accordance with NYSE rules, the Company has six months following receipt of the notification to regain compliance with the minimum share price requirement. The Company can regain compliance at any time during the six-month cure period if the Company’s common stock has a closing share price of at least $1.00 on the last trading day of any calendar month during the period and also has an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month or on the last day of the cure period. Lone Pine intends to notify the NYSE within 10 days from the receipt of the notification of its intent to cure this deficiency within the six-month cure period.

The Company’s common stock continues to trade on the NYSE. However, starting on May 31, 2013, the NYSE will transmit the Company’s trading symbol with a “.BC” indicator until the price condition has been cured. The Company’s common stock also continues to trade on the Toronto Stock Exchange under the symbol “LPR”, and that listing is not affected by the receipt of the NYSE notification.  In addition, the Company’s U.S. Securities and Exchange Commission and Canadian securities regulatory authority reporting requirements are not affected by the receipt of the NYSE notification.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Canadian securities laws. All statements, other than statements of historical facts, that address activities that Lone Pine assumes, plans, expects, believes, projects, aims, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this news release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Lone Pine cautions that its intention to regain compliance with the NYSE’s continued listing standards and other forward-looking statements relating to Lone Pine are subject to all of the risks and uncertainties normally incident to such endeavors and to Lone Pine’s business of exploring for, developing, producing and selling oil and natural gas.

These risks relating to Lone Pine include, but are not limited to, oil and natural gas price volatility, its access to cash flows and other sources of liquidity to fund its capital expenditures, its level of indebtedness, its ability to replace production, the impact of the current financial and economic environment on its business and financial condition, a lack of availability of, or increase in costs relating to, goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves and other risks as described in reports that Lone Pine files with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the other reports that Lone Pine files with the SEC and with Canadian securities regulators.  Any of these factors could cause Lone Pine’s actual results and plans to differ materially from those in the forward-looking statements.

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Lone Pine Resources Inc. is engaged in the exploration and development of natural gas and light oil in Canada.  Lone Pine’s principal reserves, producing properties and exploration prospects are located in Canada in the provinces of Alberta, British Columbia and Quebec and the Northwest Territories.  Lone Pine’s common stock trades on the New York Stock Exchange and the Toronto Stock Exchange under the symbol LPR. For more information about Lone Pine, please visit its website at www.lonepineresources.com.

For further information please contact:

Tim Granger

President & Chief Executive Officer

Tel.: (403) 292-8000

Shane Abel

Vice President, Finance & Treasurer

Tel.: (403) 292-8000